Exhibit 10.39

[GRAPHIC APPEARS HERE]

MASTER EQUIPMENT LEASE AGREEMENT No. 36151

LESSOR:	FLEET CAPITAL CORPORATION	LESSEE:	PACER INTERNATIONAL, INC.
	a Rhode Island corporation		a Tennessee Corporation
Address:	One Financial Plaza	Address:	2300 Clayton Road, #1200
	Providence, Rhode Island 02903-2448		Concord, CA 94520

1.	LEASE OF EQUIPMENT

Subject to the terms and conditions set forth herein (the “Master Lease”) and in any Lease Schedule incorporating the terms of this Master Lease (each, a “Lease Schedule”), Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the items and units of personal property, fixtures and other property described in each such Lease Schedule, together with all replacements, parts, additions, accessories and substitutions therefor (collectively, the “Equipment”). As used in this Lease, the term “item of Equipment” shall mean each functionally integrated and separately marketable group or unit of Equipment subject to this Lease. Each Lease Schedule shall constitute a separate, distinct and independent lease of Equipment and contractual obligation of Lessee. References to “the Lease,” “this Lease,” “any Lease,” “hereof” or “hereunder” shall mean and refer to any Lease Schedule which incorporates the terms of this Master Lease, together with all exhibits, addenda, schedules (except other Lease Schedules), certificates, riders and other documents and instruments executed and delivered in connection with such Lease Schedule or this Master Lease, all as the same may be amended or modified from time to time. The Equipment is to be delivered at the location specified or referred to in the applicable Lease Schedule. The Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease as of the Acceptance Date upon Lessor’s acceptance and execution of an Acceptance Certificate with respect to such Equipment, executed by Lessee after receipt of all other documentation required by Lessor with respect to such Equipment. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason. As used in this Lease, “Acquisition Cost” shall mean (a) with respect to all Equipment subject to a Lease Schedule, the amount set forth as the Acquisition Cost in the Lease Schedule and the Acceptance Certificate applicable to such Equipment; and (b) with respect to any item of Equipment, the total amount of all vendor or seller invoices (including Lessee invoices, if any) for such item of Equipment, together with all acquisition fees and costs of delivery, installation, testing and related services, accessories, supplies or attachments procured or financed by Lessor from vendors or suppliers thereof (including items provided by Lessee) relating or allocable to such item of Equipment (“Related Expenses”). As used in this Lease with respect to any Equipment, the terms “Acceptance Date,” “Rental Payment(s),” “Rental Payment Date(s),” “Rental Payment Numbers,” “Rental Payment Commencement Date,” “Lease Term”, “Lease Term Commencement Date “ and “Renewal Term”: shall have the meanings and values assigned to them in the Lease Schedule, the Acceptance Certificate and any Riders applicable to such Equipment.

2.	TERM AND RENT

The Lease Term for any Equipment shall be as specified in the applicable Lease Schedule. Rental Payments shall be in the amounts and shall be due and payable as set forth in the applicable Lease Schedule. Lessee shall, in addition, pay interim interest to Lessor on a pro-rata, per-diem basis from the date of the payment of the Acquisition Cost of the Equipment to the Lease Term Commencement Date set forth in the applicable Acceptance Certificate, payable on such Lease Term Commencement Date. If any rent or other amount payable hereunder shall not be paid within 10 days of the date when due, Lessee shall pay as an administrative and late charge an amount equal to 5% of the amount of any such overdue payment. All payments to be made to Lessor shall be made to Lessor in immediately available funds at the address shown above or at such other place, as Lessor shall specify in writing. THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE OF EQUIPMENT FOR THE ENTIRE LEASE TERM PROVIDED IN EACH LEASE SCHEDULE HERETO.

3.	POSSESSION AND QUIET ENJOYMENT; PERSONAL PROPERTY

No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the Lease Term (provided no Event of Default has occurred) free from interference by any person lawfully claiming by, through, or under Lessor. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than anyone claiming by, through or under Lessor, including but not limited to an assignee of Lessor) from acquiring or having the right under any circumstances to acquire any interest in the Equipment, this Lease or any additional collateral given in connection with the Lease.

4.	DISCLAIMER OF WARRANTIES

LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE EQUIPMENT, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND LESSOR HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has made the selection of each item of Equipment and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor. For so long as no Event of Default has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer’s or vendor’s warranties with respect to the Equipment, to the extent permitted by law. Lessor shall cooperate with Lessee with respect to the resolution of any claims by Lessee under such warranties, in good faith and by appropriate proceedings at Lessee’s expense.

If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the manufacturer or supplier and not against Lessor, and Lessee shall nevertheless pay all rentals and other sums payable hereunder. Lessee acknowledges that neither the manufacturer or supplier of the Equipment, nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representation as to the Equipment or any other matter by any such sales representative or agent of the manufacturer or supplier shall in any way affect Lessee’s obligations hereunder.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Lessee represents and warrants to and covenants with Lessor that:

(a) Lessee has the form of business organization indicated above, Lessee’s chief executive office and address for purpose of notices hereunder is as listed above, and Lessee is duly organized and existing in good standing under the laws of the state listed in the caption of this Master Lease and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property, and Lessee shall provide written notice to Lessor not less than thirty (30) days prior to any contemplated change in Lessee’s name, its form, its state of organization, its organizational identification number issued by its state of organization or its chief executive office or notice address; (b) this Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder, member, manager or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority and does not contravene any law binding on Lessee, any provision of its certificate or articles of incorporation or by-laws, or certificate or articles of organization or operating agreement, or partnership certificate or agreement or any other agreement among the shareholders, members or partners of Lessee, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Lease has been duly executed and delivered by authorized officers, members, managers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally, and except as such enforceability may be subject to the application of equitable principles, legal or equitable; (d) Lessee has not and will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment or this Lease (except for tax or repairmen’s liens for amounts not yet due and payable or being contested in good faith, as long as there is no material risk of forfeiture with respect to said liens, and except those of persons claiming by, through or under Lessor [collectively, the “Permitted Liens”]); (e) the Equipment will be used solely in the conduct of Lessee’s business, and not for personal, family or household use; (f) there are no pending or threatened actions or proceedings before any court or administrative agency which materially adversely affect Lessee’s financial condition or operations, and all credit, financial and other information provided by Lessee or at Lessee’s direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects; (g) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment; and, (h) Lessee shall provide written notice to Lessor promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease, which has, or is likely to have, a material adverse affect on Lessee’s ability to discharge its obligations under this Lease or the value or utility of the Equipment.

6.	INDEMNITY

Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless, and covenants to defend, Lessor, its employees, servants and agents from and against: (a) any and all liabilities, losses, damages, claims and expenses (including legal expenses of every kind and nature) arising out of the manufacture, purchase, shipment and delivery of the Equipment to Lessee, acceptance or rejection, ownership, titling, registration, leasing, possession, operation, use, return or other disposition of the Equipment, including, without limitation, any liabilities that may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement; (b) any and all loss or damage of or to the Equipment; and (c) any obligation or liability to the manufacturer or any supplier of the Equipment arising under any purchase orders issued by or assigned to Lessor, except, following Lessee’s acceptance of the Equipment and Lessor’s receipt of all required Lease documentation and satisfaction of all conditions precedent therefor, payment of the Acquisition Cost thereof. Notwithstanding the foregoing, Lessee shall not be required to indemnify any person or entity for any of the claims set forth above (collectively, the “Claims”) to the extent that such Claims arise from (i) the gross negligence or willful misconduct of such person or entity; (ii) any taxes, fees and other governmental charges (it being acknowledged and agreed that Lessee’s obligations with respect to taxes, fees and other governmental charges are set forth in Section 7 of this Lease) or to any penalty or other liability arising from a “prohibited transaction” described in Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (iii) any Claims attributable to any liens, encumbrances, mortgages, pledges, attachments or security interests on or with respect to the Equipment or this Lease created by, through or under Lessor; (iv) any claims, other than a Claim set forth above, resulting from an assignment by Lessor pursuant to Section 16 of this Lease (except an assignment in connection with the exercise by Lessor of its remedies under Section 9 of this Lease upon the occurrence of an Event of Default) or (v) any Claims arising in connection with any Equipment after such Equipment has been returned by Lessee to Lessor in the condition required by Section 18 following the expiration or earlier termination of the Lease Term for such Equipment; provided, however, nothing contained herein shall relieve Lessee of its obligation to indemnify a person or entity entitled to an indemnity for Claims which relate to or arise out of facts or conditions giving rise to any Claim which occurred or were in existence prior to such return. The foregoing indemnities and covenants set forth in this Section 6 shall continue in full force and effect and shall survive the expiration or earlier termination of the Lease.

7.	TAXES AND OTHER CHARGES

Lessee represents, warrants and covenants that: (a) Lessee (i) shall use the Equipment, or cause the Equipment to be used, either (x) within the United States or (y) “in the transportation of property to and from the United States” within the meaning of Section 168(g)(4)(E) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and (ii) shall maintain records to demonstrate that the Equipment is used in accordance with subclause (i) during each calendar year during the term of this Lease (which records shall be made available to Lessor as and when reasonably requested by Lessor); and (b) the Equipment is, and will be used by Lessee so as to remain, property eligible for the MACRS Deductions. As used herein, “MACRS Deductions” shall mean the deductions under Section 167 of the Code, determined in accordance with the modified Accelerated Cost Recovery System with respect to the Total Cost of any item of the Equipment using the accelerated method set forth in Section 168(b)(1) or 168(b)(2) of the Code as in effect on the date of this Lease for property assigned to the 5-year class of property and taking into account the special depreciation allowance and basis adjustment under Section 168(k)(1) of the Code.

Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and to the Equipment and its use or possession, and to pay when due, and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency (“Taxes”) upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than Excluded Taxes [as defined below]). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor’s option become immediately due from Lessee to Lessor. “Excluded Taxes” means any of the following Taxes: (i) any Tax on or measured by the net income of Lessor; (ii) any Tax in the nature of a franchise tax or Tax on or with respect to the transaction of business by Lessor imposed by any taxing authority in a jurisdiction in which Lessor has its place of organization or a place of business; (iii) any Tax imposed on or with respect to any sale, assignment, transfer or other disposition by Lessor of any interest in the Equipment or any Lease unless caused by an event of loss described in the last sentence of Section 12 or by Lessor’s exercise of remedies upon an Event of Default; (iv) any fine, penalty, interest or addition to Tax resulting from (A) the failure of Lessor to file any tax return or other tax document, or to pay any tax, in a timely and proper manner unless such failure is caused by the failure of Lessee to perform its obligations under the Lease or (B) the failure of Lessor to comply with its obligations under Sections 6011, 6111 or 6112 of the Code (as defined below) and the regulations thereunder or under any corresponding state law; (v) any Tax to the extent incurred or increased as a result of the gross negligence or willful misconduct of Lessor or any transaction between Lessor (or any Affiliate of Lessor [as defined below]), and a third party for financing Lessor’s investment in the Equipment; (vi) in the case of a Lessor that acquires its interest in the Equipment after the Acceptance Date thereof, Taxes to the extent exceeding the Taxes for which Lessee would have been required to indemnify the original Lessor if the original Lessor continued to be the Lessor; (vii) any United States federal or state withholding Tax that applies to any rent or other amount payable under the Lease due to the status of Lessor (or any individual or entity that owns directly or indirectly an interest in Lessor) as other than a “United States person”, as defined in Section 7701(a)(30) of the Code; (viii) any Tax arising from any event, or imposed with respect to any period occurring, after termination of the Lease and Lessee’s return of the Equipment in accordance with the terms of this Lease (except in the event of Lessor exercising its remedies under Section 9 of this Lease upon the occurrence of an Event of Default); and (ix) any Tax arising from a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code. If Lessor receives written notice from any taxing authority (a “Tax Claim”) asserting against Lessor liability for a Tax for which Lessee may be required to indemnify Lessor pursuant to this paragraph, Lessor shall promptly provide written notice thereof to Lessee. Provided that no Event of

Default has occurred and is continuing, upon Lessee’s written request (received not more than 30 days following Lessee’s receipt of Lessor’s written notice) and concurrent written agreement to pay for all costs and expenses of conducting the requested contest, then Lessor shall contest such Tax Claim in such forum as Lessor shall select, considering in good faith such request as Lessee may make concerning the most appropriate forum in which to proceed.

If any Lease Schedule is denominated as a “True Lease Schedule,” then, with respect to the Equipment set forth on such True Lease Schedule, Lessee and Lessor anticipate that Lessor shall be entitled to the following tax benefits (the “Tax Benefits”): Lessor will be entitled to cost recovery deductions under Section 168 of the Internal Revenue Code of 1986, as amended (the “Code”), using a 200% declining balance method of depreciation switching to the straight line method for the first taxable year for which such method will yield larger depreciation deductions, and assuming a half-year convention and zero salvage value, for the applicable recovery period for such Equipment as set forth in the True Lease Schedule with respect to such Equipment, taking into account the special depreciation allowance and basis adjustment under Section 168(k)(1) of the Code. With respect to Equipment set forth on any such True Lease Schedule, Lessee agrees that: Lessee will not claim that Lessee is the owner of the Equipment subject thereto or that Lessee is otherwise entitled to all or any of the Tax Benefits; Lessee will not take any action inconsistent with Lessor’s anticipated Tax Benefits; and the Equipment will not constitute “public utility property” or “tax-exempt use property” within the meaning of Sections 168(i)(10) or 168(h) of the Code. If, as the result of any act, omission and/or misrepresentation of Lessee, there shall be a loss, disallowance, recapture or delay in claiming all or any portion of the Tax Benefits with respect to the Equipment, or there shall be included in Lessor’s gross income for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any of the Equipment made or paid for by Lessee (any such loss, disallowance, recapture, delay or inclusion being herein called a “Tax Loss”), Lessee shall reimburse Lessor for such Tax Loss in the manner provided for in this Section 7. Lessee shall not have any liability to Lessor for indemnification hereunder for any Tax Loss with respect to a Lease resulting from one or more of the following: (i) any voluntary transfer or other disposition by Lessor of any of its interests in the Lease or the Equipment; (ii) Lessor’s failure to claim or follow the proper procedure in claiming any Tax Benefit in a proper and timely manner; (iii) Lessor’s failure to have sufficient income to utilize any Tax Benefit; (iv) any involuntary disposition of the Equipment resulting from (A) any bankruptcy or insolvency of the Lessor (or any Affiliate of Lessor) or (B) Lessee’s exercise of an option to purchase the Equipment; (v) any event requiring Lessee to pay an amount determined by reference to the Stipulated Loss Value (as defined below); (vi) the application of Section 168(d)(3) of the Code; and, (vii) the failure of Lessor to comply with its notification and contest obligations set forth in the following paragraph of this Section 7 of this Lease.

Subject to Lessee’s contest rights hereunder, a Tax Loss shall be deemed to have occurred if either (a) a deficiency shall have been proposed or a claim has been made that a Tax Loss has so occurred by the Internal Revenue Service or other taxing authority having jurisdiction, or (b) independent tax counsel (“Tax Counsel”) selected by Lessor and acceptable to Lessee (which acceptance shall not be unreasonably withheld or delayed by Lessee) has rendered an opinion to Lessor to the effect that there is no reasonable basis for claiming that such Tax Loss has not occurred. Lessor shall promptly provide written notice to Lessee that a Tax Loss has occurred. Provided that no Event of Default has occurred and is continuing (unless Lessee provides collateral in form and amount reasonably satisfactory to Lessor to secure Lessee’s obligations under Section 7 of this Lease with respect to the contested Tax), upon Lessee’s written request (received not more than 30 days after Lessee’s receipt of Lessor’s written notice to Lessee of the occurrence of such Tax Loss) and concurrent written agreement to pay Lessor for any liability associated with such Tax Loss in accordance with the provisions hereof and to pay for all costs and expenses as and when the same shall become due related to the contest of all or any portion of any such Tax Loss (a “Contested Matter”), and if in the opinion of Tax Counsel a reasonable basis for the contest of such Contested Matter exists, then Lessor shall pursue the contest of such Contested Matter in such forum as Lessor shall select, considering in good faith such request as Lessee may make concerning the most appropriate forum in which to proceed. Lessor shall not be obligated to take any such legal or other appropriate action with respect to a Contested Matter if Lessor notifies Lessee in writing at any time that Lessor waives its right to any indemnity payment from Lessee hereunder with respect to such Contested Matter. The action to be taken may, in Lessor’s sole discretion, be commenced prior to making payment of any tax, interest and/or penalty attributable to such Contested Matter (a “Tax Payment”) or after making such Tax Payment and then seeking a refund and, if the Tax that is the subject of such Contested Matter is a recurring item, Lessor shall waive its rights to indemnification for such Tax with respect to any other reporting period to the extent that failure to contest such Tax effectively precludes a contest of such Tax. If Lessor takes such action prior to making such Tax Payment, the indemnity amounts payable under this Section 7 with respect to the Contested Matter need not be paid by Lessee while such action is pending, provided that Lessee shall pay the costs and expenses relating to such action as and when the same shall become due. In such case, if the Final Determination (hereinafter defined) of a Contested Matter shall be adverse to Lessor, the indemnity amounts payable under this Section 7 with respect to a Contested Matter shall be computed by Lessor as of the date of such Final Determination, Lessor shall notify Lessee in writing of such computation, and Lessee shall make the indemnity payments required in accordance with this Section 7. If Lessor determines to make such Tax Payment prior to pursuing a Contested Matter and to then seek a refund, Lessee will advance to Lessor, as an interest-free loan or loans, and without any additional net-after-tax cost to Lessor, amounts equal to the amount of such Tax Payment attributable to such Contested Matter. If Lessor seeks a refund after making such Tax Payment, and if the Final Determination shall be in favor of Lessor, (i) no further payments shall be due hereunder in respect of such Contested Matter (or an appropriate reduction shall be made if the Final Determination is partly in favor of and partly adverse to Lessor) other than any outstanding costs or expenses incurred by Lessor with respect to such Contested Matter, and (ii) Lessor shall pay to the Lessee an amount equal to the amounts theretofore paid by Lessee to Lessor in respect of such Tax Payment (or a proportionate part thereof if the Final Determination is partly in favor of and partly adverse to Lessor) on or before the next succeeding Rent Payment Date (or within thirty (30) days from such Final Determination, if there is no succeeding Rent Payment Date), together with the amount of any penalty or interest actually refunded to Lessor as a result of such Final Determination. If the Final Determination of such Contested Matter shall be adverse to Lessor, the indemnity amounts payable under this Section 7 with respect to the Contested Matter shall be computed by Lessor as of the date of such Final Determination, Lessor shall notify Lessee in writing of such computation and, Lessee shall make the indemnity payments required in accordance with this Section 7. A “Final Determination,” for the purposes of this Section 7 means (i) the occurrence of a Tax Loss which is not contested or ceases to be contested at the request of Lessee in accordance with the provisions of this Section 7, (ii) a final decision of a court of competent jurisdiction after all allowable appeals have been exhausted by either party to the action, or (iii) a determination within the meaning of Section 1313(a) of the Code.

Subject to the foregoing provisions relating to prepayment of Tax Payments, upon a Final Determination of a Tax Loss, Lessee shall reimburse Lessor for such Tax Loss by payment of equal periodic payments over the then remaining Lease Term with respect to the Equipment related to such Tax Loss with each Rental Payment due and payable with respect to such Equipment, after deduction of all taxes required to be paid by Lessor with respect to the receipt of such periodic payments, in an amount sufficient to provide Lessor with the amounts necessary to maintain Lessor’s after-tax economic yield and overall net after-tax cash flows for the entire Lease Term at least at the same level that would have been available if such Tax Loss had not occurred (computed using the same assumptions used by Lessor to calculate the Rental Payments and Stipulated Loss Values for the Equipment affected by the Tax Loss on the Acceptance Date thereof), plus any interest, penalties or additions to tax that are imposed in connection with such Tax Loss.

To the extent that Lessor obtains a refund of any tax for which Lessee has indemnified Lessor pursuant to this Section 7, Lessor shall pay to Lessee the amount of such refund plus the amount of any interest Lessor receives with respect to such refund, limited to the amount of indemnification payment made by Lessee. To the extent that the income tax liability of Lessor for any tax year is reduced due to a Tax or Tax Loss for which Lessee has indemnified Lessor pursuant to this Section 7, Lessor shall pay to Lessee the amount of such Tax saving plus the amount of any additional Lessor Tax saving resulting from such payment. Lessor shall cause each Affiliate of Lessor to comply with the obligations of Lessor under this Section 7.

The foregoing indemnities and covenants set forth in this Section 7 shall continue in full force and effect and shall survive the expiration, cancellation or earlier termination of the Lease.

8.	DEFAULT

Lessee shall be in default of this Lease upon the occurrence of any one or more of the following events (each an “Event of Default”):

(a) Lessee shall fail to make any payment, of rent or otherwise, under any Lease within 10 days of the date when due; or (b) Lessee shall fail to obtain or maintain any of the insurance required under any Lease; or (c) Lessee shall fail to perform or observe any covenant, condition or agreement under any Lease, and such failure continues for 20 days after written notice thereof to Lessee; or (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor or any affiliated person, firm or entity controlled by Lessor, under any loan, note, security agreement, lease, guaranty, title retention or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lessor or such other affiliated person, firm or entity controlled by Lessor; or (e) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (f) death or judicial declaration of incompetence of Lessee, if an individual; the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by Lessee, or the commencement of any such proceeding against Lessee which is not discharged or vacated within 90 days thereof, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, or if Lessee suffers the entry of an order for relief under Title 11 of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or (g) Lessee shall default in any payment or other obligation to any third party and any applicable grace or cure period with respect thereto has expired; or (h) Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any Person (such actions under this Section 8(h) being referred to as an “Event”), unless immediately prior to such Event: (i) such Person executes and delivers to Lessor an agreement reasonably satisfactory in form and substance to Lessor, in its reasonable discretion, containing only such Person’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in due and punctual manner, all of Lessee’s obligations having previously arisen, or thereafter arising, under any Lease; and (ii)(A) such Person or the new entity has a Net Worth equal to or greater than Lessee’s Net Worth as of December 31, 2002, as published in Lessee’s Form 10-K as filed with the Securities and Exchange Commission and has a credit rating from Standard & Poor’s Ratings Group, a Division of McGraw-Hill, Inc. (“Standard & Poor’s”) equal to or better than BB-; or (B) such Person or the new entity has a Net Worth of at least Twenty-five Million Dollars ($25,000,000) greater than Lessee’s Net Worth as of December 31, 2002, as published in Lessee’s Form 10-K as filed with the Securities and Exchange Commission. Lessee shall promptly notify Lessor of the occurrence of any Event of Default or the occurrence or existence of any event or condition, which, upon the giving of notice or lapse of time, or both, may become an Event of Default.

9.	REMEDIES; MANDATORY PREPAYMENT.

Upon the occurrence of any Event of Default, Lessor may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all of the Equipment: (a) cause Lessee to promptly return, at Lessee’s expense, any or all Equipment to such location as Lessor may designate in accordance with the terms of the Lease including Section 18 of this Master Lease, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor’s gross negligence or willful misconduct; (b) sell any or all Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee; (c) remedy such default, including making repairs or modifications to the Equipment, for the account and expense of Lessee, and Lessee agrees to reimburse Lessor for all of Lessor’s costs and expenses; (d) by written notice to Lessee, cancel the Lease with respect to any or all Lease Schedules and the Equipment subject thereto, as such notice shall specify, and, with respect to such canceled Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of Lessor’s bargain and not as a penalty, an amount equal to the Stipulated Loss Value, calculated as of the next following Rental Payment Date; (e) apply any deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time to reduce any amounts due to Lessor by Lessee under this Lease; and (f) exercise any other right or remedy which may be available to Lessor under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys’ fees and court costs. In addition, Lessee shall pay overdue interest on any delinquent payment or other amounts due under the Lease (by reason of acceleration or otherwise) from 30 days after the due date until paid at the rate of 1 1/2% per month or the maximum amount permitted by applicable law, whichever is lower. Notice of Lessor’s intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever (other than notices specifically required of Lessor pursuant to Section 8 of this Master Lease) are hereby waived by Lessee and any endorser, guarantor, surety or other party liable in any capacity for any of the Lessee’s obligations under or in respect of the Lease. No remedy referred to in this Section 9 shall be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

The exercise or pursuit by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lessor of any or all such other remedies, and all remedies hereunder shall survive cancellation of this Lease. At any sale of the Equipment pursuant to this Section 9, Lessor may bid for the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by the mailing of such notice to Lessee at least ten (10) days prior to such sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, the proceeds of any such disposition shall be applied in the following order: (1) to all of Lessor’s costs, charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Equipment; (2) to the extent not previously paid by Lessee, to pay Lessor for any damages then remaining unpaid hereunder; (3) to reimburse Lessee for any sums previously paid by Lessee as damages hereunder (including, without limitation, any payments made pursuant to Section 9(d) of this Lease); and (4) the balance, if any, shall be retained by Lessor. A cancellation shall occur only upon written notice by Lessor and only with respect to such Equipment as Lessor shall specify in such notice. Cancellation under this Section 9 shall not affect Lessee’s duty to perform Lessee’s obligations hereunder to Lessor in full. Upon the occurrence of an Event of Default under Section 8(f) hereof, the remedy set forth in Section 9(d) shall be deemed to be exercised by Lessor without the requirement of written notice or of any other act or declaration by Lessor, and the liquidated damages described therein shall be immediately due and payable. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorney’s fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

The term “Stipulated Loss Value” with respect to any item of Equipment shall mean the Stipulated Loss Value as set forth in any Schedule of Stipulated Loss Values attached to and made a part of the applicable Lease Schedule.

10.	SECURITY; ADDITIONAL SECURITY

Lessee hereby grants to Lessor, to secure the payment and performance in full of all of Lessee’s obligations under the Lease, a security interest in all Equipment subject to and more particularly described in the Lease Schedule in which Lessee may now or hereafter have rights, and all parts, accessories, accessions and attachments thereto, except for any Improvements that are not Non-Severable Improvements (as defined below), and all replacements, substitutions and exchanges (including trade-ins) for such goods, together with proceeds of all of the foregoing, including goods, accounts, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter of credit rights and supporting obligations (the “Collateral”), provided that with respect to any Lease Schedule denominated as a “True Lease Schedule” the foregoing grant of a security interest is made on a precautionary basis and shall not of itself be a factor in determining whether the Collateral secures an obligation or whether the Lease creates a security interest. For so long as any obligations of Lessee shall remain outstanding under any Lease, Lessee hereby further grants to Lessor a security interest in all of Lessee’s rights in and to Equipment subject to such Lease from time to time, to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of each and every indebtedness, obligation or liability of Lessee owing to Lessor, whether now existing or hereafter arising, including but not limited to all of such obligations under or in respect of any Lease. The extent to which Lessor shall have a purchase money security interest in any item of Equipment under a Lease which is deemed to create a security interest under Section 1-201(37) of the Uniform Commercial Code (“UCC”) shall be determined by reference to the Acquisition Cost of such item financed by Lessor. The term “Lessor” as used in this Section 10 shall include any affiliated person, firm or entity controlled by Lessor.

11.	NOTICES

Any notices or demands required or permitted to be given under this Lease (a) shall be given in writing, (b) shall become effective (i) if delivered with receipt acknowledged, such as by Airborne, FedEx, UPS or other private courier service, on the date of such receipt, (ii) if delivery by either private courier or U. S. Postal Service is attempted but refused, on the date of such refusal, or (iii) if mailed by certified or registered mail, return receipt requested, postage prepaid, then on the earlier of the date of receipt or the fifth day following such mailing, and (c) shall be addressed to Lessor to the attention of Customer Accounts, and to Lessee at the address set forth above, or to such other address as the party to receive notice hereafter designates by such written notice.

12.	USE; MAINTENANCE; INSPECTION; LOSS AND DAMAGE

During the Lease Term for each item of Equipment, Lessee shall, unless Lessor shall otherwise consent in writing: (a) have the unrestricted right to use the Equipment in its operations and to place the Equipment in an intermodal interchange program within the United States, Mexico and Canada (the “Intermodal Interchange program”); (b) permit each item of Equipment to be used by qualified personnel solely for business purposes and the purpose for which it was designed and shall, at its sole expense, service, repair, overhaul and maintain each item of Equipment in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Lessee maintains other similar equipment in the prudent management of its assets and properties) and in compliance with all applicable laws, ordinances, regulations, and the maintenance standards of the Institute of International Container Lessors and conditions of all insurance policies required to be maintained by Lessee under the Lease and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item of Equipment issued at any time by the vendor and/or manufacturer thereof; (c) maintain conspicuously on any Equipment such labels, plates, decals or other markings as Lessor may reasonably require, stating that Lessor is owner of such Equipment provided, however, that Lessee may cause the Equipment to be lettered with the names or initials or other insignia customarily used by Lessee; (d) furnish to Lessor such information concerning the condition, location, use and operation of the Equipment as Lessor may request; (e) upon forty-eight (48) hours prior notice from Lessor, Lessee shall use its reasonable best efforts to afford any person designated by Lessor access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records at any reasonable time during normal business hours, provided that such inspection shall be at the sole risk of Lessor and shall be conducted in such a manner as to not disrupt the normal operation of the Equipment, provided, however, that the failure of Lessor to inspect the Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder; (f) keep the Equipment in compliance with all of the terms and conditions of the Lease; (g) not permanently discontinue use of the Equipment, and shall not use any Equipment, nor allow the same to be used, for any unlawful purpose, nor in connection with any property or material that would subject the Lessor to any liability under any state or federal statute or regulation pertaining to the production, transport, storage, disposal or discharge of hazardous or toxic waste or materials; and (h) make no additions, alterations, modifications or improvements (collectively, “Improvements”) to any item of Equipment that are not readily removable without causing material damage to such item of Equipment or which will cause the value, utility or useful life of such item of Equipment to materially decline. If any such Improvement is made and cannot be removed without causing material damage to or decline in value, utility or useful life of the Equipment or violating a requirement or recommendation of the manufacturer or supplier of the Equipment (a “Non-Severable Improvement”), then Lessee warrants that such Non-Severable Improvement shall immediately become Lessor’s property upon being installed and shall be free and clear of all liens and encumbrances, other than Permitted Liens as defined herein, and shall become Equipment subject to all of the terms and conditions of the Lease. All such Improvements that are not Non-Severable Improvements shall be removed by Lessee prior to the return of the item of Equipment hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all liens and encumbrances whatsoever. Lessee shall repair all damage to any item of Equipment caused by the removal of any Improvement so as to restore such item of Equipment to the same condition which existed prior to its installation and as required by this Lease. Lessee shall be permitted to remove any Improvements, other than Non-Severable Improvements, subject to the condition that Lessee is able to remove such Improvements without causing material damage to or decline in value, utility, or useful life of the Equipment or violating a requirement of the manufacturer or supplier of the Equipment.

As between Lessor and Lessee, Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date (i) on which the Equipment is ordered or (ii) Lessor pays the purchase price of the Equipment, and continuing until the Equipment has been returned to, and accepted by, Lessor in the condition required by the Lease, including Section 18 hereof upon the expiration of the Lease Term. If during the Lease Term all or any portion of an item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Lessee shall immediately pay to Lessor an amount equal to the Stipulated Loss Value of such item of Equipment, as of the next following Rental Payment Date.

13.	INSURANCE

Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor may approve, during the entire Lease Term and until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof, at Lessee’s expense, provided that in no event shall such insurance be less than the following coverages and amounts: (a) Worker’s Compensation and Employer’s Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable; and (c) All Risk Physical Damage Insurance on each item of Equipment, in an amount not less than the greater of the Stipulated Loss Value of the Equipment or (if available) its full replacement value. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee hereby waives any of Lessee’s rights or its insurance carrier’s rights to make any and all claims, whether through rights of subrogation, reimbursement or otherwise, against Lessor for or in connection with any loss or damage resulting in any claim under the insurance policies required to be maintained hereunder.

All policies shall be endorsed or contain a clause requiring the insurer to furnish Lessor with at least 30 days’ prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of this Lease, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the cost of which will be paid by the Lessee as additional rentals. Lessee hereby irrevocably appoints Lessor as Lessee’s attorney-in-fact to file, settle or adjust, and receive payment of claims made under any such insurance policy on or after the occurrence of an Event of Default, and to endorse Lessee’s name on any checks, drafts or other instruments on payment of such claims. Lessee further agrees to give Lessor prompt notice of any damage to or loss of, any item of Equipment, which constitutes a total loss of such item of Equipment.

14.	LIMITATION OF LIABILITY

Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment or any special, indirect, incidental or consequential damages of any kind or character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party, except to the extent attributable to the gross negligence or willful misconduct of Lessor.

15.	FURTHER ASSURANCES

Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may reasonably require in order to more effectively carry out the intent and purpose of this Lease. Lessee covenants and agrees that Lessee will furnish Lessor (a) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of changes in financial position of Lessee for such fiscal year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and certified by independent certified public accountants of nationally recognized standing selected by Lessee (it being agreed that if Lessee files a Form 10-K with the Securities and Exchange Commission, that delivery of such Form 10-K shall be deemed to satisfy the requirements of this Section 15); and, (b) within sixty (60) days after the end of each quarter of Lessee’s fiscal year, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of changes in financial position of Lessee for such quarter, prepared in accordance with generally accepted accounting principles (it being agreed that if Lessee files a Form 10-Q with the Securities and Exchange Commission, that delivery of such Form 10-Q shall be deemed to satisfy the requirements of this Section 15). Lessee shall execute and deliver to Lessor upon Lessor’s request any and all schedules, forms and other reports and information as Lessor may deem reasonably necessary or appropriate to respond to requirements or regulations imposed by any governmental authorities. Lessee shall execute and deliver to Lessor upon Lessor’s request such further and additional documents, instruments and assurances as Lessor deems reasonably necessary (a) in order to acknowledge and confirm, for the benefit of Lessor or any assignee or transferee of any of Lessor’s rights, title and interests hereunder (an “Assignee”), all of the terms and conditions of all or any part of this Lease and Lessor’s or Assignee’s rights with respect thereto, and Lessee’s compliance with all of the terms and provisions hereof and (b) to preserve, protect and perfect Lessor’s or Assignee’s right, title or interest hereunder and in any Equipment, including, without limitation, such UCC financing statements or amendments, control agreements, corporate or member resolutions, votes, certificates of compliance, notices of assignment or transfers of interests, and restatements and reaffirmations of Lessee’s obligations and its representations and warranties with respect thereto as of the dates requested by Lessor from time to time. In furtherance thereof, Lessor may file or record this Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby irrevocably authorizes Lessor to file and record, and appoints Lessor as its attorney-in-fact to execute (if applicable), file and record UCC financing statements, amendments thereto and other lien recordation documents with respect to the Equipment and the Collateral, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings. Lessee hereby covenants and agrees that it shall not file any corrective or termination statement with respect to any UCC financing statements recorded by or for the benefit of Lessor as secured party without Lessor’s prior written consent.

16.	ASSIGNMENT

This Lease and all rights of Lessor hereunder shall be assignable by Lessor, in whole or in part, absolutely or as security, to any Assignee without notice to Lessee, subject to the rights of Lessee hereunder for the use and possession of the Equipment for so long as no Event of Default has occurred and is continuing hereunder. Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the Assignee, and Lessee agrees it shall not assert any defense, rights of set-off or counterclaim against any Assignee, nor hold or attempt to hold such Assignee liable for any of Lessor’s obligations hereunder. No such assignment shall materially increase Lessee’s obligations hereunder. EXCEPT AS PERMITTED IN SECTION 12 OF THIS LEASE WITH RESPECT TO THE INTERMODAL INTERCHANGE PROGRAM, LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR.

17.	LESSEE’S OBLIGATION UNCONDITIONAL

This Lease is a net lease and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee, and that its obligation to pay all rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances, notwithstanding: (i) any claim by Lessee to any right of set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment or anyone else for any reason whatsoever; (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment; or (iii) any other event or circumstances whatsoever. Each Rental Payment or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

18.	RETURN OF EQUIPMENT

Upon the expiration, cancellation or earlier termination of the Lease Term, any Renewal Term, if applicable, or any Build-Down Period (as defined below), if applicable, with respect to any Equipment, and provided that Lessee has not validly exercised any purchase option with respect thereto, Lessee shall: (a) return the Equipment to any designated facility of Lessor or to another facility of a third party designated by Lessor, which is located within the metropolitan area of Los Angeles/Long Beach, Oakland, Seattle, Kansas City, St. Louis, Houston, Dallas, Laredo, Memphis, Atlanta, Jacksonville, Chicago, New York, or to any other mutually agreed upon location (individually a “Designated Facility” and collectively, the “Designated Facilities”), and in the manner designated by this Lease including, as reasonably required by Lessor, securing arrangements for shipment with all parts and pieces on a carrier designated or approved by Lessor, and then reassembly (including, if necessary, repair and overhaul) by such representative at the return location in the condition the Equipment is required to be maintained by the Lease and in such condition as will make the Equipment immediately able to perform all functions for which the Equipment was originally designed (or as upgraded during the Lease Term), and immediately qualified for the manufacturer’s (or other authorized servicing representative’s) then-available service contract or warranty; (b) select the Designated Facility in which to return any item of Equipment and, within seven (7) days of the return of any item of Equipment, Lessee shall provide Lessor with written notice as to which Designated Facility the item of Equipment has been returned; (c) have no return restrictions on the number of items of Equipment that Lessee can return in any monthly period; (d) cause the Equipment to qualify for all applicable licenses or permits necessary for its operation for its intended purpose and to comply with all specifications and requirements of applicable federal, state and local laws, regulations and ordinances; and (e) cooperate with Lessor in attempting to remarket the Equipment, including display and demonstration of the Equipment to prospective purchasers or lessees, and allowing Lessor to conduct any private sale of the Equipment on Lessee’s premises. All costs incurred in connection with any of the foregoing shall be the sole responsibility of the Lessee, except for costs incurred by Lessor with respect to remarketing the Equipment. During any period of time from the expiration, cancellation or earlier termination of the Lease until the Equipment is returned in accordance with the provisions hereof or until Lessor has been paid the applicable purchase option price if any applicable purchase option is exercised, Lessee shall have a build-down period (the “Initial Build-Down Period”) of six (6) months in which to return the Equipment under the Lease. During the Initial Build-Down Period, the quarterly Rental Payment in effect immediately prior to the commencement of the Initial Build-Down Period (the “Initial Holdover Rent”) shall remain in effect with respect to any item of Equipment not returned to Lessor on the date of the expiration, cancellation or earlier termination of the Lease. Any item of Equipment not returned to Lessor upon the expiration of the Initial Build-Down Period shall be subject to a rental rate of 125% of the quarterly Rental Payment in effect immediately prior to the Initial Build-Down Period (the “Final Holdover Rent”) for the next six (6) month period (the “Final Build-Down Period”). Any item of Equipment that is not returned by the expiration of the six (6) month Final Build-Down Period shall be deemed to have been lost and Lessee shall immediately pay to Lessor an amount equal to the Stipulated Loss Value of such item of Equipment as of the final payment of Final Holdover Rent, provided, however, that nothing contained herein and no payment of any Holdover Rent hereunder shall relieve Lessee of its obligation to return the Equipment upon the expiration, cancellation or earlier termination of the Lease.

19.	RELATED LEASE SCHEDULES

“Related Lease Schedules” means and refers to: (i) Leases covering Equipment intended to be or which otherwise becomes attached to, affixed to, or used in connection with other Equipment subject to any other Lease hereunder, or (ii) Leases entered into pursuant to or in respect of a single credit offering memorandum or credit approval of Lessor. Lessee agrees that if: (a) Lessee elects to exercise any purchase option, early termination option, renewal option, purchase obligation or early purchase option under any Related Lease Schedule; or (b) Lessee elects to return the Equipment under any Related Lease Schedule in accordance therewith, then, in either case, Lessor shall have the right, in its sole discretion, to require Lessee to elect the same or similar disposition for all Equipment subject and pursuant to the terms and provisions of one or more other Related Lease Schedules.

20.	MISCELLANEOUS; DEFINITIONS; ENFORCEABILITY AND GOVERNING LAW

The term “Lessee” as used in the Lease shall mean and include any and all Lessees who sign below, each of whom shall be jointly and severally liable under the Lease. This Master Lease will not be binding on Lessor until accepted and executed by Lessor, notice of which is hereby waived by Lessee. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in the payment and performance of all of Lessee’s obligations under the Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof.

As used herein, “Person” shall mean any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor. All financial terms contained herein that are not specifically defined herein shall be defined, and all calculations shall be made, in accordance with generally accepted accounting principles.

As used herein, “Affiliate of Lessor” shall mean any affiliated person, firm or entity controlling, controlled by or under common control with Lessor.

Any provisions of this Lease which are unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives; (a) any provisions of law which render any provision hereof unenforceable in any respect; and (b) all rights and remedies under Rhode Island General Laws Sections 6A-2.1-508 through 522 or corresponding provisions of the UCC article or division pertaining to personal property leasing in any jurisdiction in which enforcement of this Lease is sought. Any requirement for the execution and delivery of any document, instrument or notice may be satisfied, in Lessor’s sole discretion and to the extent permitted by the UCC, by authentication of such document, instrument or notice as a record within the meaning of Article 9 of the UCC.

THIS LEASE AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. LESSEE HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE. Any action by Lessee against Lessor for any cause of action relating to this Lease shall be brought within one year after any such cause of action first arises.

THIS LEASE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE LEASE OF THE EQUIPMENT AND CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES SUPERSEDING ANY AND ALL CONFLICTING TERMS OR PROVISIONS OF ANY PRIOR PROPOSALS, COMMITMENT LETTERS, TERM SHEETS OR OTHER AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES. THIS LEASE MAY NOT BE CONTRADICTED BY EVIDENCE OF (i) ANY PRIOR WRITTEN OR ORAL AGREEMENTS OR UNDERSTANDINGS, OR (ii) ANY CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES, AND LESSEE ACKNOWLEDGES AND CERTIFIES THAT NO SUCH ORAL OR WRITTEN AGREEMENTS OR UNDERSTANDINGS EXIST AS OF THE DATE OF THIS LEASE. THIS LEASE MAY NOT BE AMENDED, NOR MAY ANY RIGHTS UNDER THE LEASE BE WAIVED, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY CHARGED WITH SUCH AMENDMENT OR WAIVER.

Executed and delivered by duly authorized representatives of the parties hereto as of the date set forth below.

DATED AS OF: December 01, 2003

FLEET CAPITAL CORPORATION	PACER INTERNATIONAL, INC.

By:	By:
Name:	Name:
Title:	Title:
Lessee’s Taxpayer ID #: